Exhibit 21.1

Lionbridge Technologies, Inc.

Subsidiaries

Name	Jurisdiction of Incorporation or Organization	Name under which Subsidiary does Business
Huanqui Tonglian WFOE	China	Lionbridge
Lionbridge Korea Co. Ltd.	Korea	Lionbridge
Lionbridge (Canada) Inc.	Montreal, Quebec, Canada	Lionbridge
Lionbridge (UK) Ltd	Coventry, United Kingdom	Technical Publications Management Services Limited
Lionbridge Belgium bvba/sprl	Brussels, Belgium	Lionbridge
Lionbridge Chile Tracciones Limitada	Chile	Lionbridge
Lionbridge Denmark A/S	Copenhagen, Denmark	Lionbridge
Lionbridge Deutschland GmbH	Wuppertal, Germany	Lionbridge
Lionbridge Espana	Madrid, Spain	Lionbridge
Lionbridge France SAS	Clichy, France	Lionbridge
Lionbridge Global Solutions BV	The Netherlands	Lionbridge
Lionbridge Global Solutions Companies, Inc.	Delaware	Lionbridge
Lionbridge Global Solutions Federal, Inc.	Delaware	Lionbridge
Lionbridge Global Solutions Holdings (Netherlands) B.V.	The Netherlands	Lionbridge
Lionbridge Global Solutions II, Inc.	New York	Lionbridge
Lionbridge Holding GmbH	Wuppertal, Germany	Lionbridge
Lionbridge International	Dublin, Ireland	Lionbridge
Lionbridge Ireland Limited	Dublin, Ireland	Lionbridge
Lionbridge Italy Srl	Rome, Italy	Lionbridge
Lionbridge K.K.	Yokohama, Japan	Lionbridge
Lionbridge Nederland B.V.	The Netherlands	Lionbridge
Lionbridge Nordic AB	Gothenburg, Sweden	Lionbridge
Lionbridge Norway A/S	Bergen, Norway	Lionbridge
Lionbridge Oy	Helsinki, Finland	Lionbridge
Lionbridge Participações Ltda.	Rio de Janeiro, Brazil	Lionbridge
Lionbridge Poland Sp.zo.o	Warsaw, Poland	Lionbridge
Lionbridge Singapore Pte Ltd. (confirming name change from Bowne Global Solutions (Singapore) Pte Ltd. has been completed)	Singapore	Lionbridge
Lionbridge Slovakia S.r.o.	Slovak Republic	Lionbridge
Lionbridge Sweden Aktiebolag	Gothenburg, Sweden	Lionbridge
Lionbridge Technologies B.V.	The Netherlands	Lionbridge
Lionbridge Technologies Holdings B.V.	Amsterdam, The Netherlands	Lionbridge
Lionbridge Technologies Ireland Limited	Galway, Ireland	VeriTest, Inc.
Lionbridge Technologies KK	Tokyo, Japan	Lionbridge
Lionbridge Technologies Private Limited (formerly Mentorix Technologies Private Limited)	India	Mentorix, Inc.
Lionbridge Technologies SARL	France	Lionbridge
Lionbridge Technologies VeriTest UK Ltd.	Cheshire, United Kingdom	VeriTest, Inc.
Lionbridge Testing Services Oy	Tampere, Finland	Lionbridge
Lionbridge US, Inc.	Delaware	Lionbridge
LIOX—Tecnologias Lda (Portugal) (formerly Bowne Global Solutions Portugal Lda	Portugal	Lionbridge
Mentorix Technologies, Inc	California	Lionbridge
VeriTest, Inc.	Delaware	Lionbridge